1.1.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ALABAMA

NORTHERN DIVISION

In re

)

Chapter 11

)

VERILINK CORPORATION,

)

Jointly Administered

a Delaware Corporation,

)

Tax ID No. 94-2857548,

)

Case Nos. 06-80566 and 06-80567

and affiliates,

)

)

Judge Caddell

Debtors.

)

)

SECOND AMENDED JOINT PLAN OF REORGANIZATION

FILED BY THE DEBTORS ON DECEMBER 7, 2006

POWELL GOLDSTEIN LLP Wendy L. Hagenau Robert M.D. Mercer John C. Hill One Atlantic Center, 14th Floor 1201 West Peachtree Street, N.W. Atlanta, Georgia 30309 Counsel for the Debtors	William J. Gibbons, Jr. (Ala. Bar No. ASB-5968-N43W) gibbons@networktel.net GIBBONS & FURMAN, P.C. 117 Jefferson Street, N. Huntsville, Alabama 35801 Counsel for the Debtors

H:\FEARNOW, Mike\VERILINK\Plan\070202 Second Amdd Plan Of Reorganization (Verilink)NQ#901!.DOC

1.2.

1.3.

TABLE OF CONTENTS

Page

ARTICLE 1.

Rules of Interpretation and Definitions

1.1

Administrative Expenses and Administrative Expense Claims

1.2

Administrative Claim Bar Date

1.3

Administrative Claim Bar Order

1.4

Allowed Amount

1.5

Allowed Claim

1.6

Assets

1.7

Asset Sale

1.8

Available Distributable Cash

1.9

Avoidance Action

1.10

Bankruptcy Code

1.11

Bankruptcy Court

1.12

Bankruptcy Rules

1.13

Bar Date

1.14

Beneficiaries

1.15

Business Combination

1.16

Cash

1.17

Causes of Action

1.18

Claim

1.19

Claims Objection Date

1.20

Confirmation Date

1.21

Confirmation Hearing

1.22

Confirmation Order

1.23

Contribution

1.24

Contributor

1.25

Creditors’ Claims Against Third Parties

1.26

Creditors’ Committee

1.27

Current Directors

1.28

Current Officers

1.29

D&O Actions

1.30

D&O Policies

1.31

Debtors

1.32

DIP Loan

1.33

DIP Note

1.34

Disclosure Statement

1.35

Effective Date

1.36

Equity Interest

1.37

Estate

1.38

Exculpated Parties

1.39

Filing Date

1.40

Final Order

1.41

General Unsecured Claims

1.42

General Unsecured Creditor

1.43

Investor

1.44

Liquidated Assets

1.45

Liquidating Trust

1.46

Liquidating Trust Expenses

1.47

Liquidating Trustee

1.48

Liquidating Trustee’s Stock

1.49

Net Proceeds

1.50

New Common Stock

1.51

New Directors

1.52

New Officers

1.53

Noteholders’ Claims

1.54

Other Secured Claims

1.55

Plan

1.56

Plan Proponents

1.57

Post Effective Date Administrative Expenses

1.58

Priority Tax Claim

1.59

Pro Rata and pro rata

1.60

Professional Fees

1.61

Professional Person

1.62

Record Date

1.63

Record Holder

1.64

Reorganized Verilink

1.65

Reserve

1.66

Restructuring Transaction

1.67

Sale Order

1.68

Schedules

1.69

SCS

1.70

SEC

1.71

Secured Claim

1.72

Unsecured Creditors’ Stock

1.73

Verilink

ARTICLE 2.

Designation of Classes of Claims and Interests

Class 1:

Administrative Expense Claims

Class 2:

Priority Tax Claims

Class 3:

Employee Priority Claims

Class 4:

Secured Claims of the Noteholders

Class 5:

Other Secured Claims

Class 6:

Administrative Convenience Class

Class 7:

General Unsecured Claims

Class 8:

Equity Interests

ARTICLE 3.

Treatment of Classes of Claims and Interests

3.1

Class 1:  Administrative Expense Claims

3.2

Class 2:  Priority Tax Claims

3.3

Class 3:  Employee Priority Claims

3.4

Class 4:  Secured Claims of the Noteholders

3.5

Class 5:  Other Secured Claims

3.6

Class 6:  Administrative Convenience Class

3.7

Class 7:  General Unsecured Claims

3.8

Class 8:  Equity Interests

ARTICLE 4.

Liquidating Trust

4.1

Creation of the Liquidating Trust and Appointment of the Liquidating Trustee

4.2

Selection of the Liquidating Trustee

4.3

Vesting of Assets in the Liquidating Trust

4.4

Liquidation of Unliquidated Assets

4.5

Transfer and Retention of Causes of Action

4.6

Assignment of Creditors’ and Shareholders’ Claims Against Third Parties to Liquidating Trust

4.7

Distributions Made by the Liquidating Trust

4.8

Provisions Applicable to All Distributions by the Liquidating Trust

4.9

Disputed Claims

4.10

Post Effective Date Administrative Expense Claims

4.11

Liquidating Trustee Authority

4.12

Further Authorization

4.13

Settlement

4.14

Limitation of Liability of Liquidating Trustee

4.15

Compensation

4.16

Reporting and Notice

ARTICLE 5.

Restructuring Transaction

5.1

Restructuring Transaction

5.2

Issuance of Stock of Verilink

5.3

Amendment of Bylaws and Change of Fiscal Year

5.4

Change of Officers/Directors.

5.5

Change of Name

5.6

Continued Existence of Reorganized Verilink

5.7

Execution of Exchange Agreement

5.8

Restructuring Transaction Expenses

5.9

SEC Filings

5.10

Withholding Tax on Stock Distribution

5.11

Reporting to Court

ARTICLE 6.

Means of Implementation and Execution of Plan

6.1

Executory Contracts

6.2

Compliance with Tax Requirements

1.4.

(a)

Withholding Taxes

1.5.

(b)

Tax Treatment of Liquidating Trust

1.6.

(c)

Tax Returns

1.7.

(d)

Section 1146 Exemption

6.3

Setoffs

6.4

Dissolution of Creditors’ Committee

6.5

Preservation of Rights of Actions and Defenses

6.6

Substantive Consolidation

6.7

Issuance of Securities

6.8

Corporate Action

6.9

Amendments to Articles of Incorporation

ARTICLE 7

Conditions Precedent to Confirmation of the Plan and the Effective Date

7.1

Conditions to Effective Date

7.2

Effect of Failure of Conditions

7.3

Effect of Vacation of Confirmation Order

ARTICLE 8.

Bar Dates and Objections to Claims

8.1

Rejection and Other Claims Bar Date

8.2

General Bar Date

8.3

Administrative Claim Bar Date

8.4

Objections to Claims

8.5

Estimation of Claims

8.6

Reserve

ARTICLE 9.

Exculpation, Injunctions and Discharge

9.1

Effect of Confirmation

9.2

Exculpation

9.3

Discharge

9.4

Injunctions

1.8.

(a)

Injunction Pending Business Combination

1.9.

(b)

Injunction Related to Discharge

1.10.

(c)

Injunction Relating to Exculpation

1.11.

(d)

Effect Upon Lack of Business Combination

9.5

Cancellation of Instruments

ARTICLE 10.

Effect of Event of Default

ARTICLE 11.

Modification of the Plan

11.1

Modification

11.2

Individual Agreements

ARTICLE 12.

Retention of Jurisdiction

ARTICLE 13.

Miscellaneous Provisions

13.1

Payment of Statutory Fees

13.2

Controlling Documents

13.3

Successors and Assigns

13.4

Reservation of Rights

13.5

Extension of Deadlines

13.6

Holidays

13.7

Further Assurances

13.8

Severability

13.9

Cramdown

13.10

Substantial Consummation

13.11

Closing of Case

13.12

Governing Law

13.13

Effectiveness of Prior Orders

13.14

Service of Documents

13.15

Post Effective Date Notice

13.16

Sections 1125 and 1126 of the Bankruptcy Code

H:\FEARNOW, Mike\VERILINK\Plan\070202 Second Amdd Plan Of Reorganization (Verilink)NQ#901!.DOC

i

1.12.

0.1.

Verilink Corporation and Larscom Incorporated, the debtors and debtors-in-possession in the above-captioned case (the “Debtors”), hereby propose this Plan of Reorganization (the “Plan”) to all creditors and holders of interests in the Debtors, as authorized by Section 1121 of the Bankruptcy Code, and hereby move that the Bankruptcy Court enter an order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and herein, the Debtors expressly reserve their rights to alter, amend, modify, and supplement the Plan, one or more times.

ARTICLE 1. Rules of Interpretation and Definitions.

For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in singular or plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;  (b) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, and exhibits of or to the Plan; (e) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(c) shall apply.  The rights and obligations arising under the Plan shall be interpreted, governed by, and construed and enforced in accordance with the laws of the State of Alabama (without regard to the conflict of law principles thereof), the Bankruptcy Code, and the Bankruptcy Rules.

All terms used herein and defined in the Bankruptcy Code shall have the meanings assigned to such terms in the Bankruptcy Code.  Capitalized terms used herein but not defined in the Bankruptcy Code or otherwise defined herein shall have the meanings assigned to such terms in this Article 1 and elsewhere in the Plan.

1.1

“Administrative Expenses” and “Administrative Expense Claims” shall mean Claims for administrative expenses of the Debtors as described in Section 503(b) and Section 365(d)(3) of the Bankruptcy Code, including without limitation (i) any actual and necessary expenses of preserving the Debtors or their estate that were incurred in the ordinary course of the Debtors’ business, including fees to Grisanti, Galef & Goldress and Lee Katz; (ii) any indebtedness or other obligation that was not incurred in the ordinary course of the Debtors’ business but that was incurred or assumed by the Debtors in connection with the conduct of their business between the Filing Date and the Effective Date with an order from the Bankruptcy Court; (iii) the value of any goods received by the Debtors within twenty (20) days before the commencement of this case in which the goods have been sold to the Debtors in the ordinary course of such Debtors’ business; (iv) repayment of the DIP Loan to the extent necessary pursuant to the terms of the DIP Note; (v) fees and charges due pursuant to 28 U.S.C. § 1930; and (vi) Professional Fees.  The terms shall not include any fines, penalties, or other charges not in compensation of actual pecuniary losses or otherwise within the scope of 11 U.S.C. § 365(b)(2).

1.2

“Administrative Claim Bar Date” shall mean August 14, 2006 as established by the Administrative Claim Bar Order.

1.3

“Administrative Claim Bar Order” shall mean the Order and Notice Establishing a Date Certain for Requesting Payment for Administrative Expense Claims, which is the Administrative Claims Bar Date.

1.4

“Allowed Amount” shall mean, as to a Claim or interest, (a) the amount of the Claim or interest scheduled by the Debtors, if (i) the Claim or interest is not scheduled as disputed, unliquidated, or contingent by the Debtors, (ii) no objection to that amount is filed by the Claims Objection Date, and (iii) the holder of the Claim or interest has not filed a proof of claim or interest in an amount different from that scheduled by the Debtors; (b) the amount set forth by the holder of the Claim or interest in a timely filed and properly prepared proof of claim or interest, if (i) that amount differs from the amount scheduled by the Debtors and (ii) no objection to the amount stated in the proof of claim or interest is filed by the Claims Objection Date; (c) the amount of such Claim or interest or Administrative Expense established by a Final Order of the Bankruptcy Court;  (d) the amount of an Administrative Expense that (i) was properly filed in accordance with the Administrative Claim Bar Order and to which the Debtors or other parties in interest have not objected as of the Claims Objection Date or (ii) is incurred in the ordinary course of business for a total less than $5,000 for which no application for an administrative expense must have been filed in accordance with the Administrative Claim Bar Order; or (e) an amount mutually agreed upon by the Debtors and the holder of the Claim, unless such agreement is prohibited by the Bankruptcy Code or requires the approval or authorization of the Bankruptcy Court.

1.5

“Allowed Claim” shall mean the Allowed Amount of a Claim against or interest in the Debtors.

1.6

“Assets” shall mean all property of the Debtors and the Estate as defined in Section 541 of the Bankruptcy Code not sold to SCS in the Asset Sale, and any other assets conveyed to the Liquidating Trust pursuant to this Plan, including without limitation all of the Debtors’ and the Estate’s right, title, and interest in and to any Causes of Action that the Debtors may have as of the Effective Date, any Creditors’ Claims Against Third Parties as may be assigned to the Liquidating Trust pursuant to Section 4.6 of this Plan, Cash, the Liquidating Trustee’s Stock, deposits, refunds, stock or membership interests in subsidiaries or other companies, and bank accounts, and the proceeds of all of the foregoing.

1.7

“Asset Sale” shall mean the sale of substantially all the assets of the Debtors to SCS pursuant to the Sale Order.

1.8

“Available Distributable Cash” shall mean the Net Proceeds of Liquidated Assets less the Liquidating Trust Expenses.

1.9

“Avoidance Action” shall mean any avoidance or recovery action under Sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

1.10

“Bankruptcy Code” shall mean the United States Bankruptcy Code, 11 U.S.C. § 101 et seq., as amended from time to time.

1.11

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Northern District of Alabama.

1.12

“Bankruptcy Rules” shall mean, collectively, the Federal Rules of Bankruptcy Procedure promulgated pursuant to Section 2075 of Title 28 of the United States Code and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

1.13

“Bar Date” shall mean the deadline established for the filing of proofs of claim or interest against the Debtors, which is August 14, 2006.

1.14

“Beneficiaries” shall mean all individuals and entities entitled to distributions under the Plan, including without limitation the General Unsecured Creditors.

1.15

“Business Combination” shall mean the consummation of the exchange agreement contemplated by the Restructuring Transaction.

1.16

“Cash” shall mean cash, cash equivalents, and other readily marketable securities or instruments issued by an entity other than the Debtors, including, without limitation, readily marketable direct obligations of the United States of America and certificates of deposit issued by banks, including interest earned thereon.

1.17

“Causes of Action” shall mean any and all of the Debtors’ and the Estate’s claims, causes of action, suits, proceedings, liabilities, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, torts, penalties, statutory violations, agreements, promises, variances, setoff or recoupment rights, trespasses, damages, or judgments, whether asserted or unasserted, liquidated or unliquidated, based on any act or omission or other event occurring prior to the Effective Date, including Avoidance Actions and D&O Actions, and any claims acquired following the Filing Date, including without limitation all such Causes of Action described in the Disclosure Statement.

1.18

“Claim” shall have the broadest possible meaning under Section 101(5) of the Bankruptcy Code and shall include (a) any right to payment from either of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from either of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured or unsecured .

1.19

“Claims Objection Date” shall mean with respect to all Claims including Administrative Expenses, such date that is one hundred twenty (120) days from the later of the Effective Date or, with respect to a specific Claim for which a creditor is allowed to file a proof of claim or interest or application for administrative expense after the Confirmation Date, one hundred twenty (120) days from the date such request for allowance with respect to such Claim is filed unless the court extends the Claims Objection Date; provided that the failure to object to a Claim by the Claims Objection Date shall not constitute a waiver or release of any affirmative claims that the Debtors or the Liquidating Trust may be entitled to assert against a creditor, or holder of an interest in the Debtors, including, without limitation, Avoidance Actions.

1.20

“Confirmation Date” shall mean the date on which the Bankruptcy Court enters the Confirmation Order.

1.21

“Confirmation Hearing” shall mean the hearing before the Bankruptcy Court regarding the confirmation of the Plan and any continuance thereof.  Any reference herein to the date of the Confirmation Hearing shall refer to the date that the Confirmation Hearing begins.

1.22

“Confirmation Order” shall mean the order of the Bankruptcy Court confirming the Plan in a form reasonably satisfactory to the Debtors and Creditors’ Committee.

1.23

“Contribution” shall mean the $90,000 paid by the Contributor to the Liquidating Trust in accordance with the Restructuring Transaction.

1.24

“Contributor”  shall mean IACE Investments Two, Inc., its successors or assigns.

1.25

“Creditors’ Claims Against Third Parties” shall mean any and all claims, causes of action, suits, proceedings, liabilities, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, setoff or recoupment rights, trespasses, damages, or judgments, whether asserted or unasserted, liquidated or unliquidated, that any creditor of either of the Debtors could assert against any non-Debtor entity, including without limitation any current or former officer or director of either of the Debtors or any law firm, accounting firm or other professional entity, that arises from or relates to that creditor’s Claim against either of the Debtors and which is based on any act or omission or other event occurring prior to the Effective Date.

1.26

“Creditors’ Committee” shall mean the Official Committee of Unsecured Creditors appointed by the United States Bankruptcy Administrator in the Debtors’ Chapter 11 cases, as its membership has been amended or supplemented during the course of the Debtors’ Chapter 11 cases.

1.27

“Current Directors” shall mean John E. Major, John A. McGuire, Howard Oringer, and Desmond P. Wilson, III, in their capacities as the members of the Board of Directors of the Debtors as of the date of this Plan.

1.28

“Current Officers” shall mean Lee N. Katz, in his capacity as the officer of the Debtors as of the date of this Plan.

1.29

“D&O Actions” shall mean any proceeding and/or claim against the present or former directors, officers and employees of the Debtors, as well as any person or entity which conspired with, aided and abetted, or otherwise assisted such directors, officers or employees engaged in certain acts and omissions as set out below.  The present and former directors, officers and employees of the Debtors (collectively, the “D&Os”) include, without limitation, the following: Thomas E. Abernathy, Jr.; Timothy R. Anderson; Leigh S. Belden; Sarabjit Gosal; James Nevelle; Thi Nguyen; John E. Major; John A. McGuire; Betsy D. Mosgrove; Howard Oringer; Larry J. Richards; David W. Shackleford; C.W. Smith; Steven C. Taylor; David Waters; S. Todd Westbrook; and Desmond P. Wilson, III.  Such proceedings and/or claims shall include, without limitation, (i) claims set forth in the notice of claim made by the Creditors’ Committee by letter dated June 2, 2006, (ii) claims based on the facts set forth in such notice of claim, and (iii) claims currently existing or initiated or of which notice has been given prior to the Effective Date, regardless of whether they are covered by the D&O Policies.  The D&O Actions include, without limitation, wrongful acts and omissions that may have been committed by the D&Os while serving as directors, officers or employees of the Debtors including, without limitation, breaches of fiduciary duty, negligence, gross negligence, recklessness, breaches of the duties of care, deepening insolvency, and other actions which may have led to the decline of the Debtors’ business, lessened the value of the Debtors’ assets, increased the amount of the Debtors’ liabilities, or otherwise damaged the Debtors, the Debtors’ creditors, or the Debtors’ shareholders, provided, however, it shall not include any claims against new and different directors, officers or employees appointed as of or after the Effective Date.

1.30

“D&O Policies” shall mean the insurance policies issued by Navigators Insurance Company and Old Republic Insurance Coverage held by the Debtors.

1.31

“Debtors” shall mean Verilink Corporation and Larscom Incorporated, as debtors and debtors-in-possession in Chapter 11 case numbers 06-80566 and 06-80567 respectively pending before the Bankruptcy Court.

1.32

“DIP Loan” shall mean that certain unsecured loan, pursuant to Section 364 of the Bankruptcy Code, in the amount of $40,000 approved by the Court in the Order Granting Expedited Joint Motion of the Debtors and the Official Committee of Unsecured Creditors for Entry of an Order Approving Post-Petition Debtor-in-Possession Financing dated September 28, 2006.

1.33

“DIP Note” shall mean the Note issued to Venture Fund I, Inc. pursuant to the Order Granting Expedited Joint Motion of the Debtors and the Official Committee of Unsecured Creditors for Entry of an Order Approving Post-Petition Debtor-in-Possession Financing dated September 28, 2006.

1.34

“Disclosure Statement” shall mean the Disclosure Statement relating to the Plan including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court, as thereafter amended, supplemented, or modified in accordance with applicable law.

1.35

“Effective Date” shall mean the date upon which all the conditions to effectiveness contained in Section 7.1 of the Plan shall have been satisfied in accordance with the Plan, the Bankruptcy Code, and the Bankruptcy Rules.

1.36

“Equity Interest” shall mean any equity interest in either of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests or any other equity, security or interest.

1.37

“Estate” shall mean the bankruptcy estates created by the filing of the Chapter 11 petitions by the Debtors.

1.38

“Exculpated Parties” shall mean those parties identified as being exculpated pursuant to Section 9.2 of the Plan.

1.39

“Filing Date” shall mean April 9, 2006, the date on which the Debtors filed with the Bankruptcy Court their petitions for relief under Chapter 11 of the Bankruptcy Code.

1.40

“Final Order” shall mean an order of the Bankruptcy Court that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or to seek review or rehearing has expired, causing such order to have become final in accordance with Rule 8002 of the Bankruptcy Rules.

1.41

“General Unsecured Claims” shall mean Class 7 Claims.

1.42

“General Unsecured Creditor” shall mean the holder of a General Unsecured Claim.

1.43

“Investor” shall mean Venture Fund I, Inc., its successors or assigns.

1.44

“Liquidated Assets” shall mean (i) the Assets which are Cash transferred to the Liquidating Trust, and (ii) the Cash proceeds of the Assets which are not Cash, including Causes of Action and Liquidating Trustee Stock, transferred to the Liquidating Trust.

1.45

“Liquidating Trust” shall mean the trust created pursuant to Section 4.1 of this Plan.

1.46

“Liquidating Trust Expenses” shall mean the actual and anticipated reasonable ordinary costs and expenses of the Liquidating Trust, including, without limitation, the compensation to the Liquidating Trustee and payment of, or reimbursement of the Liquidating Trustee for, any and all costs, expenses (including, without limitation, accountants' and attorneys' fees and expenses including those of Debtors’ counsel and Creditors’ Committee counsel for services provided to the extent requested by the Liquidating Trustee), and liabilities incurred by it in connection with the performance of its duties in connection with the Liquidating Trust, to the extent provided for in the Plan, and Post Effective Date Administrative Expenses.

1.47

“Liquidating Trustee” shall mean Darryl S. Laddin or such other person or entity as may be designated by the Creditors’ Committee not later than ten (10) days before the date of the Confirmation Hearing, by the filing of a written notice of designation with the Bankruptcy Court, to serve as the trustee of the Liquidating Trust.

1.48

“Liquidating Trustee’s Stock” shall mean 75,000 shares of Verilink common stock issued to the Liquidating Trustee on the Effective Date in accordance with Section 5.2 of the Plan.

1.49

“Net Proceeds” shall mean the gross proceeds resulting from the sale or other disposition of an Asset less the actual and necessary costs: (a) in the case of a Cause of Action, to prosecute and collect on the Cause of Action, including without limitation reasonable attorneys fees and expenses and expert witnesses fees and expenses; and (b) in the case of any other Asset, the cost to sell or otherwise dispose of the Asset, including without limitation reasonable attorneys fees and brokers fees.

1.50

“New Common Stock” shall mean 25,000,000 restricted common shares of Verilink, which will be issued to the Contributor pursuant to Section 5.2 of this Plan.

1.51

“New Directors” shall mean the Board of Directors of the Reorganized Verilink appointed pursuant to this Plan.

1.52

“New Officers” shall mean the officers of the Reorganized Verilink appointed pursuant to this Plan.

1.53

“Noteholders’ Claims” shall mean the Claims of Portside Growth & Opportunity Fund, Smithfield Fiduciary LLC, D.B. Zwirn Special Opportunities Fund, L.P., Provident Premier Master Fund, Ltd., Langley Partners, L.P. and JGB Capital L.P. pursuant to those certain Notes dated March 20, 2005, as amended, but excluding any Equity Interests they may hold.

1.54

“Other Secured Claims” shall mean any Allowed Claim that is a Secured Claim but that is not a Class 4 Claim.

1.55

“Plan” shall mean this Plan of Reorganization, as it may hereafter be amended, modified, and supplemented in accordance with the terms hereof and in accordance with the Bankruptcy Code.

1.56

“Plan Proponents” shall mean the Debtors.

1.57

“Post Effective Date Administrative Expenses” shall mean Claims arising out of or incurred in connection with the administration of the Assets, the resolutions of Claims and the administration of the Estate after the Effective Date, including, but not limited to, costs and expenses incurred in connection with administration and consummation of this Plan after the Effective Date, and any Professional Fees or reimbursable expenses incurred by professionals employed by the Debtors, Committee or Liquidating Trustee after the Effective Date and any fees and expenses incurred by Grisanti, Galef & Goldress or Lee Katz after the Effective Date.  Such claims shall be considered Chapter 11 administrative expenses in the event of a conversion of this case to one under Chapter 7 of the Code.

1.58

“Priority Tax Claim” shall mean all or any portion of a Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

1.59

“Pro Rata” and “pro rata” shall mean that percentage of the total amount of funds being distributed to a certain class of Claims that is equal to the percentage which a particular Allowed Claim bears to all Allowed Claims entitled to share in that distribution.

1.60

“Professional Fees” shall mean the Claims of persons retained by the Debtors or the Creditors’ Committee pursuant to Section 327 of the Bankruptcy Code to the extent that such Claims are on account of fees and expenses approved by a Final Order of the Bankruptcy Court.

1.61

“Professional Person” shall mean any person or entity employed by the Debtors pursuant to Section 327 of the Bankruptcy Code or otherwise subject to the limitations on compensation contained in Section 328 of the Bankruptcy Code.

1.62

“Record Date” shall mean the Confirmation Date.

1.63

“Record Holder” shall mean the record holder of an equity interest in Verilink as of the Record Date.

1.64

“Reorganized Verilink” shall mean Verilink Corporation on and after the Effective Date.

1.65

“Reserve” shall mean the amount of Cash held by the Liquidating Trust following the Effective Date in reserve for Liquidating Trust Expenses and, in the reasonable discretion of the Liquidating Trustee, subject to paragraph 8.6 of the Plan amounts that are or are expected to become due and owing by the Liquidating Trust on or following the Effective Date, including without limitation amounts that may become payable on account of disputed Claims, and any expenses that, in the reasonable discretion of the Liquidating Trust, are likely to become Liquidating Trust Expenses, such as    (a) any litigation expenses (and reasonable legal fees related thereto) of the Liquidating Trust;  (b) funds that the Liquidating Trust is holding as undeliverable pursuant to Section 4.8 below; and (c) the costs of filing final tax returns and other reports that the Liquidating Trust may be required to file.

1.66

“Restructuring Transaction” shall mean that certain transaction between the Debtors, Investor and Contributor whereby the Investor shall provide the DIP Loan; the Contributor shall pay the  Contribution; Verilink shall issue the Liquidating Trustee’s Stock, and Unsecured Creditors’ Stock to the creditors; and Verilink shall issue shares of New Common Stock to the Contributor and promise to enter into an exchange agreement with a Business Combination partner designated by the Contributor.

1.67

“Sale Order” shall mean the Order Granting the Debtors’ Motion for an Order              (i) Authorizing Scheduling of an Auction of the Business Free and Clear of All Liens, Claims, Interests, and Encumbrances; (ii) Approving the Terms and Conditions of Such Auction; and  (iii) Scheduling Hearings to Approve the Sale and the Assumption and Assignment or Rejection of Certain Executory Contracts and Unexpired Leases by the Debtors Pursuant to Sections 363(b), 363(f), 365(a) and 365(f) of the Bankruptcy Code entered on June 9, 2006 .

1.68

“Schedules” shall mean the schedules of assets and liabilities, the list of holders of interests, and the statements of financial affairs filed by the Debtors under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists, and statements may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009.

1.69

“SCS” shall mean SCS Fund, L.P.

1.70

“SEC”  shall mean the Securities and Exchange Commission.

1.71

“Secured Claim” shall mean an Allowed Claim secured by a valid and perfected lien on property in which the Estate has an interest, or that is subject to setoff under Section 553 of the Bankruptcy Code, but only to the extent of the value of the lien or setoff right, as the case may be.

1.72

“Unsecured Creditors’ Stock” shall mean the shares of Verilink common stock issued to each of the Unsecured Creditors in Class 7 in accordance with Section 3.7 of the Plan.

1.73

“Verilink” shall mean Verilink Corporation.

ARTICLE 2. Designation of Classes of Claims and Interests.

The categories of Claims and interests listed below shall classify Claims and interests for all purposes.  A Claim or interest shall be deemed classified in a particular class only to the extent that the Claim or interest conforms to the description of Claims in that class and shall be deemed classified in a different class to the extent that any remainder of such Claim or interest conforms to the description of Claims in such different class.  A Claim or interest shall be in a particular class and shall be entitled to treatment as a Claim or interest in that class only to the extent of the Allowed Amount of that Claim or interest.

For purposes of the Plan, Claims and interests shall be classified as follows:

Class 1: Administrative Expense Claims.  Class 1 shall consist of all Administrative Expense Claims.

Class 2:  Priority Tax Claims.  Class 2 shall consist of all Priority Tax Claims.

Class 3:  Employee Priority Claims.  Class 3 shall consist of all Claims having priority under Section 507(a)(4) or Section 507(a)(5) of the Bankruptcy Code.

Class 4: Secured Claims of the Noteholders.  Class 4 shall consist of the Noteholders’ Claims, but not any Equity Interest they hold.

Class 5: Other Secured Claims.  Class 5 shall consist of the Other Secured Claims.

Class 6:  Administrative Convenience Class.  Class 6 shall consist of all General Unsecured Creditors with Allowed Claims of $500 or less or who agree to reduce their Claim to $500 or less.

Class 7: General Unsecured Claims.  Class 7 shall consist of all Claims of every kind and nature which any person or entity holds against the Debtors other than Class 1 Claims, Class 2 Claims, Class 3 Claims, Class 4 Claims, Class 5 Claims, and Class 6 Claims.  The Class 7 Claims include, without limitation, all Claims arising out of goods sold or services rendered to the Debtors (including non-priority employee Claims) prior to the Filing Date not otherwise entitled to priority, or out of the rejection of executory contracts or unexpired leases, any Claims that are recharacterized as pre-petition unsecured Claims pursuant to stipulations between the parties and approved by the Bankruptcy Court or pursuant to order of the Bankruptcy Court

Class 8: Equity Interests.  Class 8 shall consist of all interests in the Debtors, including without limitation all shareholders of all classes.

ARTICLE 3. Treatment of Classes of Claims and Interests.

3.1

Class 1:  Administrative Expense Claims.

(a)

All Allowed Claims for Administrative Expenses will be paid in full on the later of the Effective Date or within thirty (30) days of being allowed.  If the Available Distributable Cash on the date payment is to be made to Allowed Administrative Claims is insufficient to pay all Claims in this class in full, each Allowed Administrative Claim shall receive its Pro Rata share of the Available Distributable Cash, with the balance of the Allowed Administrative Claims being paid from the Available Distributable Cash when sufficient funds are available or sooner if the Liquidating Trustee in his discretion chooses to make an additional partial distribution.  Any Allowed Administrative Claims not paid when due will bear interest at the rate of six percent (6%) until paid.

(b)

Each Professional Person shall file with the Bankruptcy Court and serve on all persons entitled to notice a final application for payment of fees and expenses through the Effective Date within forty-five (45) days after the Effective Date.

(c)

The Administrative Expense Claim of the Investor will be repaid by the issuance on the Effective Date of the following equities of the Reorganized Verilink pursuant to 11 U.S.C. § 1145, to-wit:

(i)

1,000,000 common shares which may not be sold during the Lockup Period;

(ii)

Warrants exercisable by the Investor for 5,000,000 non-assessable shares of the common stock, $0.001 par value at any time on or prior to November 30, 2016, upon the payment by the Investor of the purchase price of $25.00 per share.  The Investor shall have the right to exercise this warrant at any time for the full exercise price of $25.00 per share prior to the warrant’s expiration upon delivery of the payments to Reorganized Verilink.  The number of shares called or exercised at any given time and the purchase price per share shall be subject to adjustment from time to time by the Board of Directors of Reorganized Verilink.

(iii)

The shares issued to the Investor in satisfaction of its Administrative Expense Claim are not subject to the reverse split or reclassification of any presently issued shares otherwise described in the Plan; but, the warrants may not be converted into these equities until a Business Combination has been completed.  The equities issued pursuant hereto will bear a legend as to their restrictive nature.

(d)

Pursuant to 11 U.S.C. § 1129(a)(9)(A), administrative claimants are entitled to vote on the Plan.

3.2

Class 2:  Priority Tax Claims.  Except as otherwise agreed between the Debtors and the holder thereof, Priority Tax Claims, if any, shall, at the sole discretion of the Liquidating Trustee (a) be paid in full on the Effective Date; or (b) receive on account of such Claim regular cash installments, over a period determined by the Liquidating Trust, but in no event exceeding five (5) years after the Petition Date of a value, as of the Effective Date, equal to the Allowed Amount of such Claim.  This Class is unimpaired.

3.3

Class 3:  Employee Priority Claims.  The holders of the Class 3 Claims will receive payment in full plus interest of six percent (6%) from the Effective Date to the date paid.  Payment will be made on the 45th day after the Available Distributable Cash is sufficient to pay all Allowed Class 1 and 2  Claims and the Reserve and all Allowed Class 3 Claims in accordance with this provision.  This Class is impaired.

3.4

Class 4:  Secured Claims of the Noteholders.  The Class 4 Claims have been fully resolved and satisfied by virtue of the Sale Order.  This Class is unimpaired.  Pursuant to Section 1126(f) of the Bankruptcy Code, Class 4 is conclusively presumed to have accepted the Plan and the holders of Class 4 Claims shall not be entitled to vote on the Plan on account of Class 4 Claims.

3.5

Class 5:  Other Secured Claims.  Class 5 is unimpaired.  In full satisfaction of all of the Class 5 Claims, each holder of Class 5 Claims shall receive on account of its Class 5 Claims that are Allowed Claims, at the option of the Liquidating Trustee, either (i) a single cash payment in an amount equal to such holder’s Class 5 Claim, (ii) the Assets securing payment of such holder’s Class 5 Claim, (iii) if the Class 5 Claim is based on a right of offset or recoupment, the right to implement such offset or recoupment, (iv) deferred cash payments having a present value as of the Effective Date equal to the value of the collateral securing such holder’s Class 5 Claim, with the holder of the Class 5 Claim to retain its interests in the collateral, (v) the legal, equitable, and contractual rights to which the holder of the Class 5 Claim is entitled shall be reinstated and such holder shall be paid in accordance with such legal, equitable, and contractual rights, or (vi) such other treatment as may be agreed upon in writing by the Liquidating Trust and the holder of the Class 5 Claim.  Pursuant to Section 1126(f) of the Bankruptcy Code, Class 5 is conclusively presumed to have accepted the Plan, and the holders of Class 5 Claims shall not be entitled to vote on the Plan on account of the Class 5 Claims.

3.6

Class 6:  Administrative Convenience Class.  Class 6 is impaired.  The holders of Claims in Class 6 shall receive ten percent (10%) of their Allowed Claims from the Available Distributable Cash after the Reserve and payment of Claims in Classes 1, 2, 3 and 5.

3.7

Class 7:  General Unsecured Claims.   Class 7 is impaired.  In full satisfaction of all of the Class 7 Claims, each General Unsecured Creditor shall receive on account of its Class 7 Claims that are Allowed Claims (i) a Pro Rata distribution of Available Distributable Cash after Reserve and after payment of all Allowed Claims in Classes 1, 2, 3, 5 and 6, (ii) a Pro Rata distribution of the Liquidating Trustee’s Stock that is not liquidated, and (iii) to each holder of an Allowed Class 7 General Unsecured Claim, who is not also a holder on the Record Date of an Allowed Class 8 Interest, 100 shares of Unsecured Creditors’ Stock.  The Liquidating Trustee’s Stock shall be held by the Liquidating Trustee in trust for the Beneficiaries until Reorganized Verilink is current in its reporting obligations under the federal securities laws and Reorganized Verilink has filed with the SEC all reports and statements necessary in connection with the Business Combination (the “Lockup Period”) unless it is sold by the Liquidating Trustee to Reorganized Verilink in accordance with Section 5.2 of this Plan.  Upon the termination of the Lockup Period, any remaining shares of the Liquidating Trustee’s Stock shall be distributed to the General Unsecured Creditors, unless, at the sole discretion of the Liquidating Trustee all or a portion of such shares should be retained and sold by the Liquidating Trust to pay Liquidating Trust Expenses or otherwise comply with this Plan and the Bankruptcy Code.  The Unsecured Creditors’ Stock shall be held by John Heskett in trust for the General Unsecured Creditors during the Lockup Period and will be released by him to the General Unsecured Creditors without further instruction at the end of the Lockup Period.

3.8

Class 8:  Equity Interests.  Class 8 is impaired.  On the Effective Date, all Record Holders of Class 8 common stock in Verilink shall be entitled to retain their shares unless the Record Holder for the purpose of voting has elected on the ballot voting on the Plan to have its interest cancelled.  Pursuant to the Restructuring Transaction, all uncancelled shares shall be reversed without the need for shareholder notice or approval, such that the total outstanding stock shall be no more than 10,000 common shares of any type or classes of stock of Verilink.  In reverse splitting the outstanding shares, no fractional shares will be issued and there will be no rounding.  Existing stock certificates will be cancelled and new ones issued to the Record Holders receiving the stock.  Immediately after the Effective Date, shareholders will receive instructions from Reorganized Verilink on the exchange of certificates.  All other equity interests shall be cancelled.  The stock in Larscom, held by Verilink, shall be transferred to the Liquidating Trustee.  The Court will establish a record date for purposes of voting on the Plan.

ARTICLE 4.  Liquidating Trust.

4.1

Creation of the Liquidating Trust and Appointment of the Liquidating Trustee.  On the Effective Date, the Liquidating Trust shall be established without any further action by the Reorganized Debtor, the Liquidating Trustee or the Bankruptcy Court.

4.2

Selection of the Liquidating Trustee.  Darryl S. Laddin, or such other individual or entity as may be designated by the Creditors’ Committee not later than ten (10) days prior to the Confirmation Hearing, shall be the Liquidating Trustee.  In the event that the Liquidating Trustee should resign or be removed, the Bankruptcy Administrator shall appoint a successor and the Liquidating Trustee shall promptly assign, transfer, and deliver to such successor all Assets in the Liquidating Trust and take such actions and execute and deliver such instruments as may reasonably be necessary to accomplish such assignment, transfer, or delivery.  In the event that the Liquidating Trustee has a conflict of interest with respect to a particular matter, the Liquidating Trustee shall so advise the Bankruptcy Administrator, and the Bankruptcy Administrator shall appoint a substitute Liquidating Trustee for that matter.  Any objections to the identity of the designated Liquidating Trustee shall be heard at the Confirmation Hearing.

4.3

Vesting of Assets in the Liquidating Trust.  As of the Effective Date, pursuant to the provisions of Section 1141 of the Bankruptcy Code, all Assets shall be transferred to and shall vest in the Liquidating Trust to be held in trust for the benefit of the Beneficiaries, free and clear of all liens, claims, charges, encumbrances, and interests of creditors and interest holders, except the interests of any persons under the D&O Policies or as provided under the Plan and in the Confirmation Order.  Beneficiaries shall not receive certificates and their interest in the Liquidating Trust is non-transferable.  The Liquidating Trustee shall deposit any Cash in interest bearing accounts, or such other accounts, as it deems appropriate, and, any  interest earned shall be added to the Liquidating Trust and distributed in accordance with the Plan.  Upon the Effective Date, the Debtors and the Reorganized Debtors shall be deemed to have released all of their right, title, and interest in, and to all benefits from, the Assets.

4.4

Liquidation of Unliquidated Assets.  (a) Following the Effective Date, the Liquidating Trust shall liquidate any and all Assets that are not then Liquidated Assets with the following goals: (i) to maximize the value of the Assets for the benefit of and the distribution to the Beneficiaries; and (ii) to convert all unliquidated Assets to Liquidated Assets as promptly as possible; provided that nothing herein shall require the Liquidating Trustee to liquidate the Liquidating Trustee’s Stock if, in its sole judgment, issuance of Pro Rata shares of the Liquidating Trustee’s Stock to the Class 7 Creditors is in the best interest of the Estate.  The Liquidating Trust is authorized to enter into contracts and to make all other arrangements necessary or appropriate to effect the liquidation of the Assets, provided that such contracts and arrangements are not otherwise prohibited by the Plan.

(b)

As of the Effective Date, (i) the Debtors shall be deemed to have appointed the Liquidating Trust as their true and lawful attorney in fact with full power of substitution, which appointment is coupled with an interest and is irrevocable, and (ii) the Liquidating Trust shall have full power to act in the name of the Debtors for all purposes permitted under the Plan, including without limitation the conversion of Assets to Liquidated Assets.  As of the Effective Date, the Liquidating Trust is hereby appointed pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code as the representative of the Debtors’ Estate with full authority to commence, prosecute, and settle all Causes of Action in the name of the Debtors, and the Debtors are enjoined from commencing, prosecuting, and settling any Causes of Action, including without limitation Avoidance Actions and D&O Actions.

(c)

Between the date of the Confirmation Order and the Effective Date, the Debtors shall continue to hold the Assets as a fiduciary for the Beneficiaries.  None of the Debtors nor their partners, officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies, agents, successors, administrators, managers, employees, assigns, attorneys, or professionals shall be liable for any acts or omissions in complying with its obligations under this paragraph so long as such acts or omissions (i) are taken or not taken by the Debtors in the reasonable business judgment of the Debtors, taking into consideration the Debtors’ fiduciary duty expressed herein; and (ii) are not the product of the Debtors’ gross negligence or willful misconduct.

(d)

The Liquidating Trust may employ one or more professionals or agents to assist the Liquidating Trustee with his or her duties and may pay the agents or professionals a reasonable fee in consideration for such assistance.  Any such agent or professional employed in accordance with this subsection (d) shall be employed at the will of the Liquidating Trust and may be terminated or replaced by the Liquidating Trust at any time, with or without cause.

(e)

The Liquidating Trust exists only to effect the final liquidation of the Debtors’ assets and distribution to the Beneficiaries of the proceeds.  As such, it will terminate upon the completion of such liquidation and the distribution of the proceeds to the Beneficiaries.

(f)

The Liquidating Trustee will, with advice of counsel, comply with any and all registration and reporting requirements of the Securities Act of 1933 as amended, the Securities and Exchange Act of 1934 as amended, or the Investment Company Act of 1940 as amended, and shall take any and all actions to comply with such reporting requirements and file any necessary periodic reports with the SEC.

(g)

In exercising his rights and performing his duties hereunder, the Liquidating Trustee will use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided, however, that the Liquidating Trustee’s liability shall be limited as set forth in Section 4.14 below.

4.5

Transfer and Retention of Causes of Action.  On the Effective Date, pursuant to Section 1123(b) of the Bankruptcy Code, except as otherwise provided in the Plan, the Debtors shall be deemed to have transferred and assigned to the Liquidating Trust, and the Liquidating Trust shall be deemed to have retained, all Causes of Action that the Debtors had or had power to assert immediately prior to the Confirmation Date, and the Liquidating Trust may thereafter commence or continue (or determine not to commence or continue) in any appropriate court or tribunal, including in the Bankruptcy Court, any suit or other proceeding for the enforcement of such Causes of Action.   Without limiting the foregoing, the Liquidating Trust shall have the right to commence Avoidance Actions and any D&O Actions or other Causes of Action, including without limitation those described in the Disclosure Statement or otherwise against the persons identified in the Disclosure Statement or against any other appropriate party.

4.6

Assignment of Creditors’ Claims Against Third Parties to Liquidating Trust.  Upon the Effective Date of the Plan, all Creditors’ Claims Against Third Parties shall be deemed to have been transferred and assigned to the Liquidating Trust without the need for any party to execute any documents evidencing such assignments unless and to the extent any creditors of the Debtors affirmatively opt out of conveying such claims to the Liquidating Trust by filing an opt out notice by the deadline for voting to accept or reject the Plan.  In connection with the issuance of ballots to vote to accept or reject this Plan, all creditors shall be provided with a form of opt out notice and given the opportunity to opt out of transferring and assigning their Creditors’ Claims Against Third Parties.  The Liquidating Trust may thereafter commence or continue (or determine not to commence or continue) in any appropriate court or tribunal, including in the Bankruptcy Court, any suit or other proceeding for the enforcement of such Creditors’ Claims Against Third Parties.

4.7

Distributions Made by the Liquidating Trust.  Following the Effective Date, and from time to time when permitted by the Plan, the Liquidating Trustee shall make the distributions provided for in the Plan.  In making distributions, the Liquidating Trustee shall be entitled to exercise its reasonable business judgment in determining the timing and the amounts of Reserve subject to paragraph 8.6 below in order to insure that the Liquidating Trustee has sufficient funds to pay its obligations as they become due and as they are reasonably expected to become due.  The Liquidating Trustee shall make a final distribution when all Assets (other than the Liquidating Trustee’s Stock) have been liquidated, all Claims resolved and the cases are ready to close.

4.8

Provisions Applicable to All Distributions by the Liquidating Trust.  All property to be distributed under the Plan by mail shall be sent to the mailing address listed on the proof of claim, or, if no proof of claim is filed, to the address scheduled by the Debtor or filed with the Bankruptcy Court for the party entitled thereto.  If any distribution to the holder of an Allowed Claim is returned as undeliverable, no further distributions shall be made to such holder unless and until the Liquidating Trust is notified in writing of such holder's then-current address.  Undeliverable distributions made by the Liquidating Trust shall be returned to the Liquidating Trust and shall remain in the possession of the Liquidating Trust until such time as a distribution becomes deliverable.  If a distribution remains undeliverable for a period of three (3) months after the date that the distribution was made, then the distribution shall be included with any remaining Available Distributable Cash and treated in accordance with the Plan.  The Liquidating Trust shall not have any obligation to attempt to locate any Claim or interest holder with regard to whom a distribution has been returned as undeliverable, forwarding time expired or similar indication.  Undeliverable distributions shall not be entitled to any interest, dividends, or other accruals of any kind.  The Liquidating Trust shall not be required to make distributions smaller than $25.00 in amount unless requested in writing by the party to whom such distribution is due.  All cash distributions may be rounded to the nearest dollar, and all stock distributions may be rounded to the nearest whole share.  No fractional shares will be issued.  If the Available Distributable Cash totals less than $10,000 and, in the Liquidating Trustee’s sole judgment, there appears to be no reasonable prospects for increasing the amount of Available Distributable Cash to an amount that is greater that $10,000, the Liquidating Trustee shall have the option of distributing the remaining Available Distributable Cash to a recognized charity.

4.9

Disputed Claims.  Notwithstanding any other provisions of this Plan, no payments or other distribution of any kind will be made on account of any Claim until such Claim becomes an Allowed Claim and then only to the extent that such Claim is an Allowed Claim.  The amount of the distribution to unsecured creditors in Class 7 shall be determined as if all Disputed Claims are allowed in the amount asserted by the Claimant.  The Liquidating Trustee shall include in its Reserve amounts necessary to pay Disputed Claims if allowed, unless otherwise ordered by the Bankruptcy Court.  To the extent a Disputed Claim becomes an Allowed Claim after any initial distributions, a distribution as calculated above shall be made in respect of such Allowed Claim within 30 days after such claim becomes an Allowed Claim.  Notwithstanding the foregoing, any holder of both an Allowed Claim(s) and a Disputed Claim(s) shall receive the appropriate payment or distribution on the Allowed Claim(s), although, except as otherwise agreed by the Liquidating Trust in its sole discretion, no payment or distribution shall be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.  Should any Disputed Claim not assert a liquidated amount which can be used for purposes of making the interim distributions, the Debtors or Liquidating Trustee may request the Court to estimate the amount of the Claim, either for purposes of allowance or for purposes of determining a maximum amount of such Claim so as to enable the Liquidating Trustee to proceed with the interim distribution.  No interest shall be paid on any Claims or on any distributions.

4.10

Post Effective Date Administrative Expense Claims.  Post Effective Date Administrative Expense Claims shall be paid by the Liquidating Trust upon the requesting party’s sending copies of detailed statements of the services rendered, time expended, expenses incurred and the amount requested  (which statements shall be subject to reasonable redaction to protect privileged and/or attorney work-product information) to the Liquidating Trustee, the Bankruptcy Administrator and any party-in-interest requesting Post Effective Date Notice in accordance with Section 13.15 below.  Any such party-in-interest objecting to the request for Post Effective Date Administrative Expense Claims or for reimbursement of expenses shall, within fifteen (15) days after such party’s receipt of such request, send a written statement setting forth the basis of such objections to the party requesting the Post Effective Date Administrative Expense Claim.  If no timely objections are made, or if any such objections are resolved by the parties, the Liquidating Trustee shall pay the Post Effective Date Administrative Expense Claim promptly and without the need for further notice, court hearing or court approval.  If funds are not available in the Liquidating Trust to make such payments, such payments will be made in accordance with the provision for payment of Administrative Expense Claims contained in this Plan.  If the parties are unable to resolve any timely objections to the Post Effective Date Administrative Expense Claim within thirty (30) days after the original request was sent, the requesting party may apply to the Bankruptcy Court for determination of the amount of the Post Effective Date Administrative Expense Claim to be allowed.

4.11

Liquidating Trustee Authority.  As set forth more fully herein and without in any way limiting the provisions of this Plan, the Liquidating Trustee has authority to:

(i)

collect and liquidate all Assets;

(ii)

prosecute all Avoidance Actions, D&O Actions, Causes of Action, and Creditors’ Claims Against Third Parties that are assigned to the Creditors’ Trust;

(iii)

conduct examinations under Rule 2004 of the Federal Rules of Bankruptcy Procedure;

(iv)

make distributions;

(v)

open bank accounts;

(vi)

object to Claims, seek subordination thereof, and assert defenses, counterclaims or setoffs thereto;

(vii)

settle disputes, Claims, Causes of Action and Creditors’ Claims Against Third Parties;

(viii)

conduct the administration of the cases and the Plan, including wrapping up the Debtors’ 401(k) Plans, obtaining a final decree and paying any Bankruptcy Administrator fees;

(ix)

file all reports, including Bankruptcy Administrator reports;

(x)

file tax returns;

(xi)

wrap up Debtor Larscom and any subsidiaries, domestic or foreign, of either of the Debtors, including dissolving companies and filing final reports and tax returns.  In this respect, the Liquidating Trustee shall stand in the shoes of an officer and director of such entity solely for the purpose of executing any documents required;

(xii)

take such other action as may be necessary or appropriate to fulfill his obligations under the Plan; and

(xiii)

hire professionals or agents to assist him in carrying out his obligations.

1.1

Further Authorization.  The Liquidating Trustee shall be entitled to seek such orders, judgments, injunctions, and rulings as it deems necessary to carry out and further the intentions and purposes, and give full effect to the provisions of the Plan.

1.2

Settlement.  The Liquidating Trustee shall be authorized to resolve objections to Claims and to enter into settlements of Causes of Action, including without limitation Avoidance Actions and the D&O Actions and the Creditors’ Claims Against Third Parties, without notice or further order of the bankruptcy court.  If the Liquidating Trustee seeks Court approval of any settlement of a Claim or Cause of Action or Creditors’ Claims Against Third Parties, such request must be served on the parties seeking Post Effective Date Notice as set forth in Section 13.15 of this Plan.

1.3

Limitation of Liability of Liquidating Trustee.  The Liquidating Trustee will be released and indemnified by the Liquidating Trust for all obligations and liabilities of the Debtors and the Liquidating Trust, save and except those duties and obligations of the Liquidating Trustee set forth in the Plan and those attributable to the gross negligence, fraud or willful misconduct of the Liquidating Trustee.  The Liquidating Trustee (a) shall only be obligated to perform those duties and obligations that are specifically set forth in this Plan, and no implied covenants or obligations shall be read into this Plan against the Liquidating Trustee, and (b) shall not be liable for any action taken in good faith or in reliance upon the advice of professionals.  The Liquidating Trustee shall exercise such of the rights and powers vested in it by this Plan, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

1.4

Compensation.  The Liquidating Trustee will be entitled to receive compensation for services rendered in an amount equal to the greater of (a) three (3) percent of the fair market value of all distributions made under the Plan, up to a maximum of $10 million in distributions, and (b) the Liquidating Trustee’s usual and customary hourly rate then in effect multiplied by the hours the Liquidating Trustee expends in fulfillment of his duties as Liquidating Trustee.  The Liquidating Trustee’s fee shall be considered Post Effective Date Administrative Expenses and paid in accordance with the provisions of this Plan.

1.5

Reporting and Notice.  Every six months, beginning on the six month anniversary of the Effective Date, the Liquidating Trustee shall file a report with the Court as to the assets, liabilities and activities of the Liquidating Trust during the prior six months.  Any Beneficiary or other person or party-in-interest wishing to receive a copy of the Liquidating Trustee’s reports shall comply with the provisions for Post Effective Date Notice contained in paragraph 13.15 below.

ARTICLE 2.  Restructuring Transaction.

2.1

Restructuring Transaction.  The following shall occur at or before the Effective Date, and shall be effective as of the Effective Date:

2.2

Issuance of Stock of Verilink.  On the Effective Date, Verilink shall at the direction of the New Directors (i) implement a reverse stock split such that the total number of issued and outstanding shares of the Reorganized Verilink shall be no greater than 10,000 excluding shares held by or issuable to the Investor or Contributor or equities issued to any creditors pursuant to this Plan, (ii) issue 25,000,000 restricted shares of the New Common Stock, to the Contributor which are not subject to the reversal or reclassification of presently issued common shares under the Plan, (iii) issue the Liquidating Trustee’s Stock to the Liquidating Trust to be distributed in accordance with the provisions of this Plan, and (iv) issue the Unsecured Creditors’ Stock to be held as set forth in Section 3.7 of the Plan.  The Liquidating Trustee’s Stock will not and may not be sold during the Lockup Period except, that the Liquidating Trustee’s Stock may be purchased by the Reorganized Verilink at any time during the Lockup Period in the Liquidating Trustee’s sole discretion at a price agreed upon by the Liquidating Trustee and the Reorganized Verilink.  The Liquidating Trustee’s Stock, the Unsecured Creditors’ Stock and the new equities issued by Verilink in satisfaction of the DIP Note to the Investor, shall be exempt from registration and the requirements of federal and state securities laws in accordance with Section 1145 of the Bankruptcy Code.  The New Common Stock shall be exempt from registration and the requirements of federal and state securities laws in accordance with Section 4(2) of the Securities Act.  The New Common Stock and the equities issued in satisfaction of the DIP Note to the Investor will bear a legend as to their restrictive nature.  In either event, the Contributor shall provide Reorganized Verilink with all necessary representations to qualify thereunder.

2.3

Amendment of Bylaws and Change of Fiscal Year.  The New Directors of Reorganized Verilink may amend the Reorganized Verilink’s Bylaws and amend the Reorganized Verilink’s fiscal years to a date established and set forth in any exchange agreement without the need of shareholder approval.

2.4

Change of Officers/Directors.  As of the Effective Date, the Current Directors and Current Officers shall be deemed to have been removed and replaced by the New Directors and New Officers.  The New Directors and New Officers have been identified in the Disclosure Statement.  Reorganized Verilink shall not be required to file a Form 14-F with the SEC as a result of this change of officers and directors.

2.5

Change of Name.  As of the Effective Date, the New Directors of Reorganized Verilink shall be authorized to change the name of Verilink to a name selected by the New Directors without further authorization from the shareholders.

2.6

Continued Existence of Reorganized Verilink.  Reorganized Verilink’s existence shall continue after the Effective Date.  Upon the occurrence of the Business Combination within the six (6) month period (as may be extended pursuant hereto), Reorganized Verilink will not have any liability for any pre-petition or pre-Effective Date debts or liabilities of either of the Debtors or obligations of the Liquidating Trust other than obligations set forth in this Plan.  The Liquidating Trust shall not have liability for any debts or liabilities of Reorganized Verilink which arise post-Effective Date or as a result of or in connection with the Restructuring Transaction.  In the event that any such debts or liabilities of Reorganized Verilink which arise post-Effective Date are asserted against the Liquidating Trust, Reorganized Verilink shall be liable for the payment of such debts and shall indemnify the Liquidating Trust for any costs or liabilities incurred by the Liquidating Trust as a result of the activities of Reorganized Verilink, reimbursement for such costs and liabilities being paid to the Liquidating Trust as they are incurred.  The entry of the Confirmation Order will be deemed to meet or obviate the need for all necessary shareholder approval requirements under applicable law of the State of Delaware necessary to complete the Restructuring Transaction or to amend its corporate charter to meet the requirements of this Plan.  The restrictions set forth in Section 1123(a)(6) of the Bankruptcy Code as to preferred stock and non-voting equity will be incorporated into the Reorganized Verilink’s bylaws.  Each officer of Reorganized Verilink will be authorized to file all necessary documentation to effectuate the transactions contemplated by this Plan.

2.7

Execution of Exchange Agreement.  Upon the Effective Date, the New Directors and New Officers are authorized to execute an exchange agreement and other documents necessary to consummate a Business Combination for Verilink with an appropriate candidate, provided that such Business Combination must be consummated, including all required and applicable SEC filings, within six (6) months of the Effective Date of this Plan or up to one (1) year from the Effective Date, if the Reorganized Debtor seeks and obtains such an extension in accordance with Article 11 hereof.  The Business Combination candidate shall be no less than a development stage company with positive cash flow which meets at least the following criteria.  For purposes of the Restructuring Transaction, a development stage company is one devoting substantially all of its efforts to establishing a new business, but either principal operations have not commenced or, if commenced, have not generated significant revenue.

(i)

Management must have verifiable experience in operating and growing companies with at least one member of senior management to have experience in operating a public company;

(ii)

Company must have qualified independent directors;

(iii)

Management does not have a history of any criminal or securities fraud;

(iv)

Company must have a well-defined and realistic business plan;

(v)

Technology companies must have patent protection and must have started beta testing of their product, or the company must have adequate financial resources available to complete this phase of their development;

(vi)

Company must have completed a current audit for the prior fiscal year conforming to U.S. generally accepted accounting principles or the company must have engaged a qualified audit firm acceptable to the New Directors and must verify that the audit can be completed satisfactorily in a timely manner; and

(vii)

Company must have qualified security counsel acceptable to the New Directors.

In connection therewith, the Reorganized Verilink and the New Directors shall comply with all SEC requirements, including the filing of an 8-K.  No further shareholder approval shall be required to effect the Business Combination as described herein, and the confirmation of this Plan shall constitute full authority of the Reorganized Verilink and the New Directors to take all actions and execute all documents in furtherance hereof and the transactions contemplated hereby.

2.8

Restructuring Transaction Expenses.  All actions required by the Reorganized Verilink upon the Effective Date or thereafter shall be taken by and directed by the New Directors and New Officers and shall be paid for by the Reorganized Verilink, and not by the Estate of the Debtors, the Liquidating Trust or the Liquidating Trustee, and none of such expenses shall constitute Liquidating Trust Expenses.  The issuance and distribution of all equities on and after the Effective Date pursuant to the Plan, including without limitation equities issued in satisfaction of the DIP Note, the Liquidating Trustee’s Stock (both to the Liquidating Trustee and to the ultimate Class 7 Claimant) and the Unsecured Creditors’ Stock, shall be the responsibility of the Reorganized Verilink and the Contributor shall be responsible for providing the manpower and logistics and payment of the expenses incurred by the Reorganized Verilink in connection with the issuance and distribution of said equities.  Reorganized Verilink is authorized to change its exchange agent if it chooses.  The Contributor will contribute $30,000 to Reorganized Verilink on the Effective Date to fund such expenses.

2.9

SEC Filings.  The Contributor will undertake the expense and manpower of obtaining audits and preparing and filing any and all reports required to make Verilink fully SEC-compliant, and the Estate of the Debtors, the Liquidating Trustee and the Liquidating Trust shall bear no cost in connection therewith.  To the extent the Contributor needs the assistance of the Estate of the Debtors, the Liquidating Trustee, the Liquidating Trust or any other person in preparation of the audits and reports required to be filed, the Contributor will pay the reasonable expenses, including attorneys’ fees, of such person in assisting the Contributor to prepare such audits and reports.  The Contributor will furthermore take all necessary precautions to ensure that the disclosures contained in such audits and filings do not contain any misleading information, or omit any information necessary to not make such disclosures misleading.  The issuance of the New Common Stock will be performed through a private placement and will qualify for exemption from registration under the Securities Act of 1933.  Similarly, Reorganized Verilink will file the appropriate documentation or take appropriate action under relevant state security laws, or "Blue Sky" laws, to ensure that the issuance of the New Common Stock is exempt from registration under applicable state law.  Consequently, the New Common Stock will be restricted as to transfer.  Debtors are entitled to rely on a written representation to this effect.  Should it ultimately be determined that a registration was required, any liability for a failure to do so shall be borne by Reorganized Verilink and the Contributor.  The estates of the Debtors, the Liquidating Trust, the Liquidating Trustee, and their officers, directors, agents, employees, and professionals shall have no liability therefore.

2.10

Withholding Tax on Stock Distribution.  The Contributor is responsible for any withholding and reporting of FICA, FUTA  or other state and federal employee taxes in connection with the distribution of Verilink stock.  The Estate of the Debtors, the Liquidating Trustee and the Liquidating Trust shall not be responsible for the withholding and reporting of any withholding related to distributions in such stock, but shall be responsible for the withholding and reporting of any withholding taxes in connection with any cash distributions to creditors.

2.11

Reporting to Court.  Reorganized Verilink shall, upon completion of the Business Combination, file a report with the Bankruptcy Court indicating that the Business Combination has been completed and identifying the company with whom the Business Combination was completed.  Reorganized Verilink shall forward to each unsecured creditor and equity security holder written confirmation of the completion of the Business Combination.

ARTICLE 3.  Means of Implementation and Execution of Plan.

3.1

Executory Contracts.  Except as otherwise provided herein, each executory contract or unexpired lease of the Debtors that has not expired by its own terms prior to the Confirmation Date, has not been assumed or rejected during the Debtors’ Chapter 11 cases prior to the Confirmation Date, is not subject to a motion to assume or reject as of the Confirmation Date, and is not assumed under the Plan will, by the terms of the Plan, be automatically rejected as of the Confirmation Date.

3.2

Compliance with Tax Requirements.  (a) Withholding Taxes. In connection with the Plan, to the extent applicable, the Debtors and the Liquidating Trust shall comply with all tax withholding and reporting requirements imposed by any governmental unit, and all distributions under the Plan shall be subject to withholding and reporting requirements.  The Contributor shall have the sole responsibility for any employer withholding with respect to the issuance of stock as a distribution (including filing applicable reports) and the Liquidating Trust shall have the sole responsibility  for any employer withholding with respect to cash distributions.  Notwithstanding any other provision of the Plan, (i) each person that receives any distribution pursuant to the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution and (ii) the Liquidating Trustee may, by written demand, require any holder of an Allowed Claim to provide the Liquidating Trustee with such information as is reasonably necessary for the Liquidating Trustee to comply with all applicable withholding and reporting requirements.  Such information, if demanded by the Liquidating Trustee, shall be provided to the Liquidating Trustee in advance of, and as a condition to, receiving any distribution under this Plan.

(b)

Tax Treatment of Liquidating Trust. It is intended that the Liquidating Trust shall be classified for federal income tax purposes as a “liquidating trust,” taxable as a grantor trust and not as an association taxable as a corporation.  Consistent with such classification, the transfer of Assets to the Liquidating Trust shall be treated for federal income tax purposes as a deemed transfer of the Assets to individuals and entities entitled to distributions under the Plan (in proportion to the relative amounts of their entitlements) followed by a deemed transfer of Assets by such individuals and entities (who shall be treated as the grantors and deemed owners of the transferred Assets in proportion to the relative amounts of their entitlements) to the Liquidating Trust.  Such individuals and entities are hereby required to value their respective shares in the Assets transferred to the Liquidating Trust for federal, state, local, and foreign income tax purposes in a manner consistent with the valuation provided by the Liquidating Trust in the tax returns filed by the Liquidating Trust in accordance with this paragraph.  The Liquidating Trust shall file tax returns as required by applicable law.

(c)

Tax Returns. The Debtors and the Liquidating Trust shall have the right to request an expedited determination under Section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Filing Date through and including the Effective Date.

(d)

Section 1146 Exemption.  Pursuant to Section 1146(c) of the Bankruptcy Code, (i) the issuance, transfer, or exchange of notes or issuance of debt or equity securities under the Plan; (ii) the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan; and (iii) any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax.  All such transactions consummated by the Debtors or the Liquidating Trust and approved by the Bankruptcy Court on and after the Filing Date, including, without limitation, the sales, if any, by the Debtors or the Liquidating Trust of owned property or assets pursuant to Section 363(b) of the Bankruptcy Code or pursuant to the Plan, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax.

3.3

Setoffs.  The Liquidating Trust may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and against the distributions to be made on account of that Allowed Claim pursuant to the Plan (before any such distribution is made), the claims, rights, and Causes of Action that the Debtors hold against the holder of that Allowed Claim, provided that neither the failure of the Debtors to set off nor the allowance of a Claim shall constitute a waiver or release by the Debtors of any Claim, right, or Cause of Action.  Any setoff not asserted against the Debtor prior to the Confirmation Date shall be forever barred.

3.4

Dissolution of Creditors’ Committee.  On the Effective Date, the Creditors’ Committee shall dissolve and its members shall be released and discharged from all rights and duties arising from or related to the Debtors’ Chapter 11 cases.

3.5

Preservation of Rights of Actions and Defenses.  Except to the extent such rights, claims, Causes of Actions, defenses and counterclaims are expressly and specifically released in connection with the Plan or in any settlement agreement approved during the chapter 11 cases  (i) any and all rights, claims, Causes of Action, defenses and counterclaims accruing to the Debtors or their Estate (including without limitation Avoidance Actions and D&O Actions) shall remain assets of and vest in the Liquidating Trustee, whether or not litigation relating thereto is pending on the Effective Date and whether or not any such rights, claims, Causes of Actions, defenses and counterclaims have been scheduled or otherwise listed or referred to in this Plan, the Disclosure Statement or any other document filed with the Bankruptcy Court, and (ii) neither the Debtors nor the Liquidating Trustee waive, relinquish or abandon (nor shall they be estopped or otherwise precluded from asserting) any right, claim, Cause of Action, defense or counterclaim that constitutes property of the Debtors’ Estate; (a) whether or not such right, claim, Cause of Action, defense or counterclaim has been listed or referred to in the Schedules, this Plan, the Disclosure Statement or any other document filed with the Bankruptcy Court,      (b) whether or not such right, claim, Cause of Action, defense or counterclaim is currently known to the Debtors, the Creditors’ Committee or the Liquidating Trustee, and (c) whether or not a defendant in any litigation relating to such right, claim, Cause of Action, defense or counterclaim filed a proof of claim in the chapter 11 cases, filed a notice of appearance or any other pleading or notice in the chapter 11 cases, voted for or against the Plan, or received or retained any consideration under this Plan.   Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including without limitation any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, claim preclusion or any similar doctrine, the failure to list, disclose, describe, identify or refer to a right, claim, Cause of Action, defense or counterclaim or potential right, claim, Cause of Action, defense or counterclaim in the Debtors’ Schedules, this Plan, the Disclosure Statement or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release or alter the Liquidating Trustee’s right to commence, prosecute, defend against, settle and realize upon any rights, claims, Causes of Action, defenses or counterclaims that any of the Debtors, Creditors’ Committee or Liquidating Trustee have or may have as of the Confirmation Date.  The Liquidating Trustee may commence, prosecute, defend against, recover on account, and settle all rights, claims, Causes of Action, defenses and counterclaims in its sole discretion in accordance with this Plan and the best interests of and for the benefit of the Liquidating Trust.

3.6

Substantive Consolidation.  On the Effective Date, the Estate of each of the Debtors shall be substantively consolidated with each other such that the assets and liabilities of Verilink shall be deemed to be the assets and liabilities of Larscom, and the assets and liabilities of Larscom shall be deemed to be the assets and liabilities of Verilink.  As a consequence, any guaranties by one of the Debtors of the obligations of the other or any joint obligations shall be deemed liquidated so that the holder of such claims shall have one Claim against the consolidated Debtors and shall be deemed to be a single obligation.  Additionally, each and every proof of claim filed or to be filed in either case shall be deemed filed against the consolidated Estate.  Notwithstanding the foregoing, the substantive consolidation of the Estates shall not affect the legal and organizational structure of the Debtors, and Verilink shall continue as a separate, free-standing company after the Effective Date in accordance with the terms of the Plan and the Restructuring Transaction, and the assets and liabilities of Larscom shall not be the assets and liabilities of the Reorganized Verilink.  Verilink shall continue to exist after the Effective Date as a separate legal entity, with all powers of a corporation as applicable under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by Business Combination, acquisition or otherwise) under such applicable state law.

3.7

Issuance of Securities.  Any securities issued pursuant to this Plan in exchange for Claims or Interests, other than the New Common Stock, shall be exempt from laws requiring registration for the offer or sale of such securities or registration or licensing of an issuer of, underwriter of or broker or dealer in such securities to the fullest extent as provided of Section 1145 of the Bankruptcy Code, including without limitation the Liquidating Trustee’s Stock, the Unsecured Creditors’ Stock, and the equities issued in satisfaction of the Investor’s Administrative Expense Claim.

3.8

Corporate Action.  On the Effective Date, the issuance of securities as provided in the Plan, the appointment of the New Directors and New Officers as specified in the Plan, and all other corporate actions called for by the Plan including changing the exchange agent shall be deemed authorized and approved by virtue of the entry of the Confirmation Order in accordance with the Bankruptcy Code and applicable state law (including but not limited to Section 303 of the Delaware General Corporations Law, to the extent applicable) and without any requirement of further action by the shareholders, directors or members of the Debtors or Reorganized Verilink.

3.9

Amendments to Articles of Incorporation.  On the Effective Date the Articles of Incorporation of Verilink will be deemed amended to prohibit the issuance of non-voting equity securities.  The holders of New Common Stock, Liquidating Trustee Stock, Unsecured Creditors’ Stock, and the Investor and Class 8 interests retaining their common stock in Verilink shall have the same rights and powers as between and among themselves.

ARTICLE 4. Conditions Precedent to Confirmation of the Plan and the Effective Date.

4.1

Conditions to Effective Date.  The occurrence of the Effective Date is conditioned upon the prior or simultaneous (or as otherwise indicated) occurrence of the following:

(a)

The Confirmation Order shall have been entered by the Bankruptcy Court and shall have become a Final Order, provided, however, that the Plan Proponents and the Contributor may, in their sole and absolute discretion, waive the requirement that the Confirmation Order become a Final Order.

(b)

The Liquidating Trust shall have been established and shall be in full force and effect substantially in accordance with the terms of the Plan, and all right, title, and interest to all Assets shall have vested in the Liquidating Trust.

4.2

Effect of Failure of Conditions.  In the event that one or more of the conditions contained in Section 7.1 above has not occurred on or before sixty (60) days after the Confirmation Date, then, without any further action of the Debtors, the Bankruptcy Court, or any other party, unless the Bankruptcy Court orders otherwise: (a) the order confirming the Plan shall be vacated; (b) no distributions under the Plan shall be made; (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred; (d) the Debtors’ obligations with respect to Claims and interests shall remain unchanged; and              (e) nothing contained herein shall constitute or be deemed a waiver or release of any Claims or interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

4.3

Effect of Vacation of Confirmation Order.  If the Confirmation Order is vacated in accordance with Section 7.2 above, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall constitute a waiver or release of any Claims by or against, or any interests in, the Debtors, shall prejudice in any manner the rights of the Debtors, or shall constitute an admission, acknowledgement, offer, or undertaking by the Debtors in any respect.

ARTICLE 5.  Bar Dates and Objections to Claims.

5.1

Rejection and Other Claims Bar Date.  All Claims arising from the rejection of executory contracts or unexpired leases by virtue of the Confirmation Order or any other claims not previously barred for any reason including claims for Administrative Expenses (with the exception of claims for Professional Fees) must be filed with the Bankruptcy Court and served on the Debtors and the Liquidating Trust within thirty (30) days after the Confirmation Date.  Any Claim arising from the rejection of an executory contract or unexpired lease or other claim not previously barred including claims for Administrative Expenses (with the exception of claims for Professional Fees) that is not filed by such date will be forever barred.  Nothing herein shall extend any prior bar orders with respect to Claims or Administrative Expenses.

5.2

General Bar Date.  All holders of Claims against and interests in the Debtors shall be subject to the Bar Date of August 14, 2006.  Any Claims or interests that have not been filed by such date shall be forever barred unless the Claims or interests have become Allowed Claims by Court Order notwithstanding their untimely filing.

5.3

Administrative Claim Bar Date.  All holders of Administrative Expense Claims are subject to the Administrative Expense Claim Bar Date of August 14, 2006.  Any Administrative Expense Claims subject to the Administrative Claim Bar Order that were not filed by such date are forever barred unless the Administrative Expense Claim has been allowed by Bankruptcy Court order notwithstanding its untimely filing.

5.4

Objections to Claims.  The Liquidating Trust shall have the primary responsibility of examining Claims and filing objections to the allowance of Claims with the Bankruptcy Court or motions to estimate Claims or interests pursuant to Section 502(a) of the Bankruptcy Code with the Bankruptcy Court.  The Debtors and other parties-in-interest may also file objections to the allowance of such Claims or join in the objections of the Liquidating Trustee.  All objections to claims must be filed by the Claims Objection Date.

5.5

Estimation of Claims.  The Liquidating Trust may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Liquidating Trust has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trust may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanisms approved by the Bankruptcy Court.

5.6

Reserve.  As set forth in Section 4.7 above, the Liquidating Trustee, in making distributions, shall establish a reserve of funds in order to insure that the Liquidating Trustee retains sufficient funds to pay its obligations as they become due and as they are reasonably expected to become due.  Such reserve shall include funds sufficient to pay all Liquidating Trust Expenses and other Post Effective Date Administrative Expense Claims; and the claim amount of any disputed Claims in a class with priority ahead of any class on which the Liquidating Trustee intends make a distribution.  With respect to disputed Claims, if the Liquidating Trustee seeks to reserve less than the claimed amount, or if the claim is filed in an unliquidated or contingent amount, the Liquidating Trustee will file a motion with the Bankruptcy Court to estimate the Claim, or approve the amount of reserve, in determining the appropriate amount of the reserve.

ARTICLE 6.  Exculpation, Injunctions and Discharge.

6.1

Effect of Confirmation.  The provisions of this Plan and the rights conferred herein, when confirmed, will bind the Debtors, any entity acquiring property under the Plan, and any creditor or party in interest, whether or not the Claim of such creditor is impaired under the Plan and whether or not such creditor has accepted the Plan and whether or not a proof of claim or appearance has been filed in this case.

6.2

Exculpation.  None of the Debtors, the Reorganized Verilink, the Creditors’ Committee, or any of their respective present or former affiliates, officers or directors, members (in their capacity as members only), employees, advisors, attorneys, financial advisors, agents or Professional Persons in their capacities as such (collectively, the “Exculpated Parties”) shall have or incur any liability to any person or entity or holder of a Claim or Equity Interest for any act or omission occurring after the Petition Date in connection with, related to, or arising out of, the Chapter 11 cases, the preparation or formulation of this Plan, the pursuit of confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, or any security, contract, instrument, release, or other agreement or document created in connection with the Debtors’ Chapter 11 cases, except for willful misconduct or gross negligence, and, in all respects, the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan; provided, however, that nothing in this Plan shall, or shall be deemed to, release the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any act or omission that occurred prior to the Filing Date or their respective obligations or covenants arising pursuant to this Plan.

6.3

Discharge.  Upon consummation of the Business Combination, provided it occurs within six (6) months of the Effective Date or up to one (1) year after the Effective Date if an extension has been obtained in accordance with this Plan, and without further order of the Court, the rights accorded pursuant to and in accordance with the applicable terms and conditions of this Plan are in full and final satisfaction, settlement, release and discharge as against the Debtors and Reorganized Verilink, their assets and liabilities of all Claims and Equity Interests and any debt that arose before the Effective Date, and any debt of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, and all Claims and Equity Interests of any nature, including, without limitation, any interest, fees or penalties accrued thereon from and after the Petition Date, whether or not (i) a proof of claim or proof of interest based on such Claim, debt, obligation or Equity Interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is Allowed under Section 502 of the Bankruptcy Code, or (iii) the holder of such Claim or Equity Interest has accepted this Plan, provided however that nothing herein shall prohibit the exercise of police or regulatory powers by a state or federal governmental agency.  Should a Business Combination not occur as set forth in this Plan, this provision and the discharge provided shall be of no force and effect.

6.4

Injunctions.

(a)

Injunction Pending Business Combination.  Except as otherwise provided herein, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debtor liability against the Debtors or an Equity Interest or other right of an equity security holder in the Debtors are enjoined from taking any of the following actions on account of such Claims, debts, liabilities or Equity Interests:  (i) commencing or continuing, in any manner or in any place, any action or other proceeding against the Debtors, Reorganized Verilink, their successors or property, (ii) enforcing, attaching, executing, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized Verilink, their successors or property, (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized Verilink, their successors or property, (iv) asserting a setoff, or right of subrogation, or right of recoupment of any kind against any Claim, debt, liability or obligation against the Debtors, Reorganized Verilink, their successors or property, and (v) from commencing or continuing any action, in any manner or in any place where the foregoing does not comply with or is inconsistent with the provisions of this Plan, and the Confirmation Order shall provide for such injunctions, provided however that nothing herein shall prohibit the exercise of police or regulatory powers by a state or federal governmental agency or the assertion of affirmative defenses or cross claims against non-Debtor parties in any action brought by the Debtors or the Liquidating Trustee.

(b)

Injunction Related to Discharge.  Upon consummation of the Business Combination and the entitlement to a discharge set forth above and subject to its occurrence, all Persons that have held, currently hold or may have asserted, directly, indirectly, derivatively or otherwise, a Claim, a cause of action or an Equity Interest or other right of a holder of an Equity Interest that is discharged, released or terminated pursuant to Section 9.3 of this Plan, shall be deemed permanently enjoined from (i) commencing or continuing, in any manner or in any place, any action or other proceeding against the Debtors, Reorganized Verilink, their successors or property, (ii) enforcing, attaching, executing, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized Verilink, their successors or property, (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized Verilink, their successors or property, (iv) asserting a setoff, or right of subrogation, or right of recoupment of any kind against any Claim, debt, liability or obligation against the Debtors, Reorganized Verilink, their successors or property, and (v) from commencing or continuing any action, in any manner or in any place where the foregoing does not comply with or is inconsistent with the provisions of this Plan, and the Confirmation Order shall provide for such injunctions, provided however that nothing herein shall prohibit the exercise of police or regulatory powers by a state or federal governmental agency.

(c)

Injunction Relating to Exculpation.  As of the Effective Date, except as otherwise provided in this Plan, all Persons are hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, whether directly, derivatively or otherwise against any or all of the Exculpated Parties, on account of or respecting any Claims, debts, rights, causes of action or liabilities exculpated pursuant to this Plan, and the Confirmation Order shall provide for such injunctions, provided however that nothing herein shall prohibit the exercise of police or regulatory powers by a state or federal governmental agency.

(d)

Effect Upon Lack of Business Combination.  If the Business Combination shall not occur within the timeframe set within this Plan, the discharge and injunction related thereto stated in this Article shall be deemed dissolved, null and void without further order of the Bankruptcy Court.  The exculpation and injunction set forth in Section 9.2 and 9.4(c) shall, however, remain in full force and effect.

6.5

Cancellation of Instruments.  On the Effective Date, except to the extent provided otherwise herein, all notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guarantees, and other instruments and documents creating a claim against or interest in the Debtors will no longer be outstanding and will be cancelled, retired, and deemed terminated, and will cease to exist, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code.

ARTICLE 7.  Effect of Event of Default.

The failure of the Debtors or Liquidating Trustee to make any payment under the Plan when due or otherwise to perform in accordance with the provisions of this Plan, and the failure of the Debtors or Liquidating Trustee to cure such default within forty-five (45) days after written notice to the Debtors and Liquidating Trustee, with copies to the U.S. Bankruptcy Administrator of such default shall constitute a default under this Plan.  Such written notices shall be given by certified mail, return receipt requested to the Debtors and the United States Bankruptcy Administrator at the following addresses:

Debtors:

Verilink Corporation

c/o Lee N. Katz, Managing Partner

Grisanti, Galef & Goldress

333 Sandy Springs Circle, Suite 106

Atlanta, Georgia  30328

With a copy to:

Powell Goldstein LLP

Attn:  Wendy L. Hagenau, Esq.

One Atlantic Center, 14th Floor

1201 West Peachtree Street, N.W.

Atlanta, Georgia  30309

U.S. Bankruptcy

Administrator:

Richard M. Blythe, Esq.

400 Wells Street

Decatur, Alabama  35602

Liquidating Trustee:

Darryl S. Laddin

Arnall Golden Gregory LLP

171 17th Street, NW

Suite 2100

Atlanta, Georgia  30363

Any default under this Plan shall entitle the holder of Allowed Claims affected thereby to the remedies provided under the Code.  Any suit in law or in equity to enforce the rights and remedies under the Plan and the Code must be brought in the United States Bankruptcy Court for the Northern District of Alabama.

ARTICLE 8.  Modification of the Plan.

8.1

Modification.  If the Debtors or Liquidating Trustee desire to materially modify this Plan after substantial consummation and do not desire, or it is impractical, to obtain a written agreement of all parties adversely affected thereby, such modification may be approved and made binding upon the holders of all Claims provided for under this Plan without notice and hearing as follows:

(a)

The modification proponent shall give written notice of the proposed modification to the remaining holders of all Claims or Interests in a Class that have not been paid in full at the time of such modification and who will be adversely affected thereby, as well as the Liquidating Trustee and the Debtors.  Such notice shall provide that the holders of such Claims may approve or reject the modification within forty-five (45) days from the date of the mailing of such notice.  The modification proponent shall mail a ballot with such notice to each claimant or interest holder.

(b)

Only ballots which are completed and returned within such forty-five (45) day period shall be counted in determining whether the creditors have approved such modification.  Such modification shall be deemed accepted and binding upon all remaining claimants in any Class in which creditors holding at least two-thirds in dollar amount and constituting more than half in number of the allowed claims actually voting accept the modification.  Such modification shall be deemed accepted and binding upon all remaining interest holders in any class in which interest holders holding at least two-thirds in dollar amount of the interest holders voting accept the modification.  If a Class of Claims or Interests does not accept the modification, the Court may nevertheless approve it in accordance with the confirmation standards set out in 11 U.S.C.  § 1129.

(c)

If such modification is accepted, the modification shall be contractually binding upon all members of the affected Class.

(d)

Only members of any Class of Claims or Interests adversely affected by such modification shall be entitled to vote.

(e)

Notwithstanding any other provision of the Plan, the Debtors may seek to extend the six-month period for consummating a Business Combination for only up to one (1) additional six (6) month period.  The procedure for seeking such extension shall be as set forth herein.

8.2

Individual Agreements.  Notwithstanding the foregoing, the Debtors shall be authorized, empowered and permitted subsequent to Confirmation of the Plan to enter into an agreement or agreements with any creditor providing for payment or treatment of such creditor’s Claim upon terms less favorable than those provided in the Plan.

ARTICLE 9.  Retention of Jurisdiction.

Following the Confirmation Date and following the Effective Date, the Bankruptcy Court will retain jurisdiction for the following purposes:

(a)

To allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or interest, including the resolution of any request for payment of any Administrative Expense Claim or Priority Tax Claim and the resolution of any and all objections to the allowance or priority of Claims or interests;

(b)

To grant or deny any application for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan;

(c)

To resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are a party or with respect to which the Debtors or the Liquidating Trust may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

(d)

To determine issues regarding property of the Estate until such property has been administered and distributed pursuant to this Plan;

(e)

To ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion filed pursuant to the Plan;

(f)

To decide or resolve any motions, adversary proceedings (whether pending on the Effective Date or instituted thereafter), contested or litigated matters, and any other matters, and to grant or deny any motions or applications involving the Debtors or the Liquidating Trust that may be pending on the Effective Date;

(g)

To adjudicate all Causes of Action which may exist on behalf of the Debtors, including but not limited to, D&O Actions, Avoidance Actions under the Bankruptcy Code and actions to recover deposits and refunds of the Debtors and to enforce contract rights of the Debtors and any actions arising from or related to sale or other liquidation of the Assets including the Creditors’ Claims Against Third Parties;

(h)

To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the order confirming the Plan, and to grant any extensions of any deadlines therein;

(i)

To resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any person’s obligations incurred in connection with the Plan, including without limitation any obligations of the Liquidating Trustee;

(j)

To correct any defect, cure any omission or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan;

(k)

To permit the Debtors to modify the Plan (before or after the Effective Date, pursuant to Section 1127 of the Bankruptcy Code), the order confirming the Plan, or any other contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the order confirming the Plan, or to remedy any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the order confirming the Plan, or any other contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the order confirming the Plan, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

(l)

To issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any person with consummation, implementation, or enforcement of the Plan, or the order confirming the Plan;

(m)

To resolve any cases, controversies, suits, or disputes with respect to the discharges, releases, injunctions, and other provisions contained in the Plan, and to enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(n)

To enter and implement such orders as are necessary or appropriate if the order confirming the Plan is for any reason modified, stayed, revised, revoked, or vacated, or if distributions pursuant to the Plan are enjoined or stayed;

(o)

To hear and determine any objections or complaints to the actions of the Liquidating Trustee or to provide the Liquidating Trustee with direction or approval as to any duties or actions hereunder;

(p)

To determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code, including any requests for expedited determinations under Section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Filing Date through and including the Effective Date;

(q)

To determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the order confirming the Plan, or any other contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the order confirming the Plan; and

(r)

To enter a Final Order concluding the Debtors’ Chapter 11 case.

ARTICLE 10.  Miscellaneous Provisions.

10.1

Payment of Statutory Fees.  All fees payable pursuant to Section 1930 of Title 28 of the United States Code shall be paid by the Liquidating Trust as Administrative Expenses on the dates that the fees become due and owing.

10.2

Controlling Documents.  To extent there is an inconsistency or ambiguity between any term or provision contained in the Plan and any term or provision contained in the Disclosure Statement or any other document other than the order confirming the Plan, the Plan shall control.  To the extent that there is an inconsistency or ambiguity between any term or provision contained in the Plan as proposed and any term or provision contained in the Plan as confirmed by the Bankruptcy Court, the Plan as confirmed by the Bankruptcy Court shall control.  To the extent that there is an inconsistency or ambiguity between any term or provision contained in the Plan and any term or provision contained in the order confirming the Plan, the order confirming the Plan shall control.

10.3

Successors and Assigns.  The rights, benefits and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such person.

10.4

Reservation of Rights.  Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter an order confirming the Plan.  None of the filing of the Plan, any statement or provision contained in the Plan or the Disclosure Statement, nor the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the holders of Claims or interests prior to the Effective Date.

10.5

Extension of Deadlines.  Any deadline set forth herein may be extended without Court approval upon the consent of the Liquidating Trustee and the party or parties affected thereby.

10.6

Holidays.  If any act under this Plan is to be performed on a date certain and such date falls on a Saturday, Sunday or legal holiday, the act shall be performed on the next business day.

10.7

Further Assurances.  The Debtors, the Liquidating Trust, and all holders of Claims or interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

10.8

Severability.  Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan so long as such determination does not affect any material term or benefit of the Plan.

10.9

Cramdown.  Holders of Class 1 Claims, Class 3 Claims, Class 6 Claims, Class 7 Claims, and Class 8 Claims are entitled to vote to accept or reject the Plan.  In the event that the Plan is not accepted by Class 1, or Class 3, or Class 6, or Class 7, or Class 8, the Plan Proponents will seek confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code.

10.10

Substantial Consummation.   “Substantial consummation” of the Plan, as that term is used in the Bankruptcy Code, shall occur on the Effective Date.

10.11

Closing of Case.  Provided that all Disputed Claims have been finally resolved, the Court may, upon Application of the Debtors or Liquidating Trustee, determine that this Plan has been substantially consummated, and enter a Final Decree, notwithstanding the fact that additional funds or property may eventually be distributed to parties in interest.  In such event, the Court may enter an order closing this case pursuant to § 350 of the Bankruptcy Code, provided, however, that:  (a) the Debtors and Liquidating Trustee shall continue to have the rights, powers and duties set forth in this Plan; and (b) the Court may from time to time reopen the case if appropriate for the purpose of administering assets, enforcing provisions of the Plan or supervising its implementation, or for other cause.

10.12

Governing Law.  Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Alabama without giving effect to conflict of law principles.

10.13

Effectiveness of Prior Orders.  All orders entered by this Court prior to the Confirmation Date shall continue in full force and effect, unless superseded by this Plan, the Confirmation Order or other subsequent orders of the Court.

10.14

Service of Documents.  Any pleading, notice or other document required by the Plan to be served on or delivered to the parties listed below shall be in writing and served by either      (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, (c) national overnight courier, freight prepaid, or (d) fax, addressed as follows:

To the Debtors:

Verilink Corporation

c/o Lee N. Katz, Managing Partner

Grisanti, Galef & Goldress

333 Sandy Springs Circle, Suite 106

Atlanta, Georgia  30328

Facsimile:  (678) 904-5671

With a copy to:

Wendy L. Hagenau, Esq.

Robert M.D. Mercer, Esq.

Powell Goldstein LLP

One Atlantic Center, 14th Floor

1201 West Peachtree Street, N.W.

Atlanta, Georgia  30309

Facsimile:  (404) 572-6999

To the Creditors’ Committee:

Verilink Corporation/Larscom Incorporated

Official Committee of Unsecured Creditors

c/o J. Hayden Kepner, Esq.

Arnall Golden Gregory LLP

171 17th Street, N.W., Suite 2100

Atlanta, Georgia  30363-1031

Facsimile:  (404) 873-8604

H:\FEARNOW, Mike\VERILINK\Plan\070202 Second Amdd Plan Of Reorganization (Verilink)NQ#901!.DOC

10.15.

10.16.

To the Liquidating Trust:

Darryl S. Laddin

Arnall Golden Gregory LLP

171 17th Street, NW

Suite 2100

Atlanta, Georgia  30363

Facsimile:  (404) 873-8604

10.17

Post Effective Date Notice.  Any notices required by the Bankruptcy Code, Bankruptcy Rules, or this Plan to be served on parties in interest shall be served only on the Debtors, their counsel, the Liquidating Trustee, its counsel, the Bankruptcy Administrator, and the party(s) affected by the action.  Any other party-in-interest who desires to receive notices in this case must file a request for such after the Confirmation Date with service on the above-identified parties, even if such party previously served a request for notices under Rule 2002 of the Federal Rules of Bankruptcy Procedures.

10.18

Sections 1125 and 1126 of the Bankruptcy Code.  The Debtors shall seek a finding from the Court that they have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation Section 1125(a) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such

Dated:

_____________________, 2006

VERILINK CORPORATION and

LARSCOM INCORPORATED,

by their counsel

Wendy L. Hagenau, Esq.

whagenau@pogolaw.com

Robert M.D. Mercer, Esq.

rmercer@pogolaw.com

Powell Goldstein LLP

One Atlantic Center, 14th Floor

1201 West Peachtree Street, N.W.

Atlanta, Georgia  30309

Telephone:  (404) 572-6600

Facsimile:  (404) 572-6999

-and-

William J. Gibbons, Jr. (Ala. Bar No. ASB-5968-N43W)

gibbons@networktel.net

GIBBONS & FURMAN, P.C.

117 Jefferson Street, N.

Huntsville, Alabama  35801

(256) 539-0021 Telephone

(256) 539-1254 Facsimile

Counsel to Debtors and Debtors-in-Possession

H:\FEARNOW, Mike\VERILINK\Plan\070202 Second Amdd Plan Of Reorganization (Verilink)NQ#901!.DOC

10.19.

10.20.

CERTIFICATE OF SERVICE

This is to certify that on the ____ day of December, 2006, I caused to be served a true and correct copy of the SECOND AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE DEBTORS ON DECEMBER 7, 2006, by via electronic mail to the parties at the addresses shown on the attached Exhibit “A”.

Dated:  December ____, 2006.

Wendy L. Hagenau (Ga. Bar No. 316688)

whagenau@pogolaw.com

Robert M.D. Mercer, Esq.

rmercer@pogolaw.com

POWELL GOLDSTEIN LLP

One Atlantic Center, 14th Floor

1201 West Peachtree Street, N.W.

Atlanta, Georgia  30309

(404) 572-6600 Telephone

(404) 572-6999 Facsimile

H:\FEARNOW, Mike\VERILINK\Plan\070202 Second Amdd Plan Of Reorganization (Verilink)NQ#901!.DOC

10.21.

10.22.

EXHIBIT A

Richard M. Blythe, Esq. Bankruptcy Administrator 400 Wells Street Decatur, AL 35602 Richard_Blythe@alnba.uscourts.gov	US Securities and Exchange Commission Susan R. Sherrill-Beard, Senior Counsel Atlanta District Office 3475 Lenox Road, Suite 1000 Atlanta, GA 30326 Sherrill-BeardS@sec.gov
William J. Gibbons, Esq. Gibbons & Furman 117 Jefferson Street Huntsville, AL 35801 furman@networktel.net	J. Hayden Kepner, Esq. Darryl S. Laddin, Esq. Arnall Gregory Golden LLP 171 17th Street, N.W., Suite 2100 Atlanta, GA 30363-1031 hayden.kepner@agg.com dladdin@agg.com
Jayna Partain Lamar Maynard, Cooper & Gale, P.C. 2400 AmSouth/Harbert Plaza 1901 Sixth Avenue North Birmingham, AL 35203 jlamar@marynardcooper.com	Karol K. Denniston, Esq. Paul Hastings Janofsky & Walker LLP 600 Peachtree Street, 24th Floor Atlanta, GA 30308 karolkdenniston@paulhastings.com
Patrick Darby, Esq. Bradley Arant Rose & White LLP One Federal Place 1819 Fifth Avenue North Birmingham, AL 35203-2104 pdarby@bradleyarant.com

H:\FEARNOW, Mike\VERILINK\Plan\070202 Second Amdd Plan Of Reorganization (Verilink)NQ#901!.DOC

10.23.